Exhibit 99.1

Uranium One Americas, Inc.

Annual Consolidated Financial Statements

For the years ended December 31, 2020 and 2019

(In U.S. dollars, tabular amounts in thousands, except where indicated)

URANIUM ONE AMERICAS INC. CONSOLIDATED FINANCIAL STATEMENTS

As of and for the year ended December 31, 2020 and 2019

Financial Statements 2

JSC “KPMG”

Naberezhnaya Tower Complex, Block C

10 Presnenskaya Naberezhnaya

Moscow, Russia 123112

Telephone       +7 (495) 937 4477

Fax                  +7 (495) 937 4499

Internet            www.kpmg.ru

Independent Auditors’ Report

To the shareholder of
UEC Wyoming Corp. (formerly, Uranium One Americas, Inc.)

We have audited the accompanying consolidated financial statements of Uranium One Americas, Inc. and its subsidiary, which comprise the consolidated balance sheets as at December 31, 2019 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

Financial Statements 3

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Uranium One Americas, Inc. and its subsidiary as at December 31, 2019 and 2020, and the results of their operations and their cash flows for the years then ended in accordance with U.S. generally accepted accounting principles.

/s/ JSC KPMG

JSC KPMG

Moscow, Russia
March 4, 2022

Financial Statements 4

CONSOLIDATED BALANCE SHEETS

As of December 31, 2020 and 2019

	Note(s)	DEC 31, 2020	DEC 31, 2019
		US$thsd	US$thsd
Current assets
Cash and cash equivalents		740.5	294.7
Inventories	8	249.4	2,105.3
Prepaid expenses	7	1,394.2	1,579.9
Trade accounts and other receivables	6	53.1	295,8
Other current assets	9	28.9	5,690.7
Total current assets		2,466.1	9,966.4

Non-current assets
Mineral rights and properties	3	183,717.7	186,519.6
Property, plant and equpment	4	8,098.7	8,242.0
Restricted cash	5	13,753.3	13,717.5
Other non-current assets	9	1,698.8	11,069.6
Total non-current assets		207,268.5	219 548.7
Total assets		209,734.6	229 515.1

Current liabilities
Trade accounts and other payables	10	22,133.9	21,974.8
Lease liabilities	13	65.5	59.7
Total current liabilities		22,199.4	22,034.5

Non-current liabilities
Long-term debt	11	29,727.4	23,342.5
Asset-retirement obligation	12	15,280.8	17,872.0
Lease liabilities	13	542.0	607.6
Total non-current liabilities		45,550.2	41,822.1
Total liabilities		67,749.6	63,856.6

Stockholder's equity
Additional paid-in capital	14	285,944.0	285,944.0
Accumulated deficit		(143,959.0)	(120,285.5)
Total equity		141,985.0	165,658.5
Total liabilities and equity		209,734.6	229 515.1

See accompanying notes to the consolidated financial statements

Financial Statements 5

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the years ended December 31, 2020 and 2019

	Note(s)	DEC31, 2020	DEC 31, 2019
		US$thsd	US$ thsd
Revenues		2,231.8	-
Cost and expenses
Operating expense		(1,228.0)	(41.1)
Depreciation		(630.0)	-
Gross profit (loss) from operation		373.8	(41.1)

Exploration expense		(223.0)	(278.4)
Care and maintenance	1	(6,516.0)	(6,854.7)
Operating loss		(6,365.2)	(7,174.2)

Interest income		512.2	1,013.8
Interest expense	11	(2,104.9)	(1,636.7)
Accretion of interest on asset retirement obligation	12	(241.4)	(312.8)
Other expense, net	15	(15,474.2)	(14.4)
Loss before income taxes		(23,673.5)	(8,124.3)
Current and deferred income tax	16	-	-
Net loss for the year		(23,673.5)	(8,124.3)

Total comprehensive loss for the year		(23,673.5)	(8,124.3)

See accompanying notes to the consolidated financial statements

Financial Statements 6

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2020 and 2019

		Year Ended December 31,
	Note(s)	2020 US$thsd	2019 US$thsd
Net cash provided by (used in):

Operating activities
Net loss for the period		(23,793.5)	(8,124.3)
Adjustments to reconcile net loss to cash flows in operating activities:
Depreciation, amortization and accretion		2,127.8	1,875.6
Finance expense	11	2,104.9	1,636.8
Impairment of financial assets	15	15,518.9	-
Changes in operating assets and liabilities
Prepaid expenses and deposits	7	185.7	356.7
Trade and other receivables	6	271.7	0.3
Inventories	8	1,855.9	126.6
Other assets	9	(1,219.3)	(351.8)
Accounts payable and accrued liabilities	10	697.3	304.06
Other liabilities		5.8	(272.9)
Repayment of interest on loans	11	(3,661.9)	-
Net cash used in operating activities		(5,906.7)	(4,448.4)

Financing activities
Proceeds from loans	11	7,941.9	5,285.0
Net cash provided by financing activities		7,941.9	5,285.0

Investing activities
Purchase of non-current assets		(1,589.4)	(1,307.9)
Repayment of US claims and leases	18	-	75.0
Net cash used in investing activities		(1,589.4)	(1,232.9)

Net change in cash and cash equivalents		445.8	(396.3)
Cash and cash equivalents, beginning of period		294.7	691.0
Cash and cash equivalents, end of period		740.5	294.7

Financial Statements 7

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

For the years ended December 31, 2020 and 2019

	Common Stock
	Shares	Additional paid-in capital US$thsd	Accumulated Deficit US$thsd	Stockholder’s Equity US$thsd
Balance as of December 31, 2018	745.0	285,944.0	(112,161.2)	173,782.8
Net loss for the year	-	-	(8,124.3)	(8,124.3)
Balance, December 31, 2019	745.0	285,944.0	(120,285.5)	165,658.5
Net loss for the year	-	-	(23,673.5)	(23,673.5)
Balance as of December 31, 2020	745.0	285,944.0	(143,959.0)	141,985.0

Financial Statements 8

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and 2019

1	DESCRIPTION OF THE BUSINESS

Uranium One Americas, Inc. was incorporated in the State of Nevada, in the United States of America (“USA”) on September 2, 2004. Its head office is at 907 N.Poplar Street Suite 260, Casper, Wyoming 82601.

Uranium One Americas, Inc. and its subsidiary company – Uranium One USA, Inc. (collectively, the “Company” or “we”) operate several in-situ recovery (“ISR”) projects in the Powder River and Great Divide basins in Wyoming, USA. The uranium mine includes the licensed and permitted Irigaray ISR central processing plant, the Christensen Ranch satellite ISR facility and associated uranium ore bodies, collectively referred to as the Willow Creek Mine.

On July 9, 2018 the Company transitioned operations to care and maintenance status. During the year ended December 31, 2020 $6,516.0 thousand of care and maintenance expenses were recognized in the income statement (2019: $6,854.7 thousand).

As of December 31, 2020 and December 31, 2019 the sole shareholder of the Company was Uranium One Investments Inc., holding 100% of the Company’s share capital. The ultimate shareholder of the Company is State Atomic Energy Company “ROSATOM” (“ROSATOM”), the Russian state-owned nuclear industry operator. On January 13, 2022 the Company was renamed to UEC Wyoming Corp.

At December 31, 2020, we had a negative working capital of $19.7 million including cash and cash equivalents of $0.7 million, net operating cash outflows of $5.9 million and net loss of $23.8 million (at December 31,2019 negative working capital of $11.4 million including cash and cash equivalents of $0.3 million, net operating cash outflows of $4.6 and net loss of $8.2, respectively). Our continuation as a going concern is fully dependent upon additional financing from our shareholder. On January 28, 2022 the Company received a letter from its parent company providing financial support from its new controlling shareholder Uranium Energy Corporation (see also note 19). Based on these facts management believes the Company will be able to operate as a going concern. Therefore, these financial statements were prepared on a going concern basis.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION

These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and are presented in United States dollars (“US dollar”, or “USD”), tabular US dollar amounts are presented in thousands, except where indicated. All inter-company transactions and balances have been eliminated upon consolidation.

The Company elected to use the push down accounting basis and adjusted the carrying amounts of its assets and liabilities to reflect the acquisition adjustments recorded in the IFRS consolidated financial statements of Atomenergoprom (a wholly owned subsidiary of Rosatom) as of the date the control over Uranium One Inc was acquired by Atomenergoprom (December 2010).  The Company recorded all of the acquisition adjustments relating to the Company’s assets and liabilities, mainly impacting Mineral rights and properties and Property, plant and equipment. The Company recognized Mineral rights and properties and Property, plant and equipment of $185.8 million and $13.0 million, respectively. The difference arising from such adjustments together with full elimination of accumulated deficit as of the push down date was recorded in Additional paid-in capital resulting in the net amount of $285,944.0 thousand.

EXPLORATION AND DEVELOPMENT STAGE

In accordance with U.S. GAAP, expenditures relating to the acquisition of mineral rights are initially capitalized as incurred while exploration and pre-extraction expenditures are expensed as incurred until such time as we exit the exploration stage by establishing proven or probable reserves. Expenditures relating to exploration activities, such as drill programs to establish mineralized materials, are expensed as incurred. Expenditures relating to pre-extraction activities such as the construction of mine wellfields and disposal wells, are expensed as incurred until such time as proven or probable reserves are established for that project after which expenditures relating to mine development activities for that particular project are capitalized as incurred.

USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reported periods. Significant areas requiring management’s estimates and assumptions include valuation and measurement of impairment losses on mineral rights and properties, presentation of financing from an affiliate and valuation of asset retirement obligations. Actual results could differ significantly from those estimates and assumptions.

FOREIGN CURRENCY TRANSLATION

The consolidated financial statements are presented in US dollars. The functional currency of the Company, including its subsidiary, is the US dollar.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are recorded at cost and depreciated to their estimated residual values using the straight-line method over their estimated useful lives, as follows:

●	Assets under construction - not depreciated
●	Property, plant and equipment - 1 to 20 years
●	Buildings - 10 to 50 years

2	SUMMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

OTHER NON-CURRENT ASSETS

Other non-current assets include future expenditures that we have paid in advance but for which we will not receive benefits within one year. Expenses are recognized over the period the expenditures are used or the benefits from the expenditures are received. Right-of-use (“ROU”) assets recognized in connection with recognition of lease liabilities are also included in Other Non-Current Assets.

Financial Statements 9

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and 2019

2	SUMMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. Recoverability of these assets is measured by comparing the carrying value to the future undiscounted cash flows expected to be generated by the assets. When the carrying value of an asset exceeds the related undiscounted cash flows, an impairment loss is recorded by writing down the carrying value of the related asset to its estimated fair value, which is determined using discounted future cash flows or other measures of fair value.

INCOME TAXES

Income Taxes Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest related to unrecognized tax benefits in interest expense and penalties in selling, general, and administrative expenses. The Company accounts for residual income tax effects in AOCI due to a change in tax law or a change in judgment about realization of a valuation allowance using the portfolio method and only releases residual amounts when the entire portfolio is liquidated.

RESTORATION AND REMEDIATION COSTS (ASSET RETIREMENT OBLIGATIONS)

Various federal and state mining laws and regulations require our Company to reclaim the surface areas and restore underground water quality to the pre-existing quality or class of use after the completion of mining. We recognize the present value of the future restoration and remediation costs as an asset retirement obligation in the period in which we incur an obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets.

Asset retirement obligations consist of estimated final well closure, plant and equipment decommissioning and removal and environmental remediation costs to be incurred by our Company in the future. The asset retirement obligation is estimated based on the current costs escalated at an inflation rate and discounted at a credit adjusted risk-free rate. The asset retirement obligations are capitalized as part of the costs of the underlying assets and amortized over its remaining useful life. The asset retirement obligations are accreted to an undiscounted value until they are settled. The accretion expenses are charged to earnings and the actual retirement costs are recorded against the asset retirement obligations when incurred. Any difference between the recorded asset retirement obligations and the actual retirement costs incurred will be recorded as a gain or loss in the period of settlement.

REVENUE

Revenue from uranium sales is recognised when the contracted goods or services are transferred or delivered to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

RECENTLY ADOPTED ACCOUNTING STANDARDS

In February 2016 the Financial Accounting Standards Board (“FASB”) issued ASC 2016-02, “Leases”, (Topic “842”), together with subsequent amendments. The new standard requires a lessee to recognize on its balance sheet a liability to make lease payments (the lease liability) and ROU asset representing the right to the underlying asset for the lease term.

Effective January 1, 2019, we adopted this new standard using the modified retrospective approach with a cumulative-effect adjustment recorded at the beginning of the period of adoption. Therefore, upon adoption, we have recognized and measured leases without revising comparative period information or disclosure. We elected the package of practical expedients permitted under the transition guidance, which applies to expired or existing leases and allows our Company not to reassess whether a contract contains a lease, the lease classification and any initial direct costs incurred.

We elected the following optional practical expedients:

●	we elected the short-term lease recognition exemption whereby ROU assets and lease liabilities will not be recognized for leasing arrangements with terms less than one year;
●	we elected the land easements practical expedient whereby existing land easements are not reassessed under the new standard;
●	we elected hindsight practical expedient when determining lease term; and
●	we elected the practical expedient not to separate non-lease components from lease components.

Adoption of this standard did not have a material impact to our Consolidated Statements of Operations and Comprehensive Loss and our Consolidated Statements of Cash Flows.

Financial Statements 10

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and 2019

3	MINERAL RIGHTS AND PROPERTIES

At December 31, 2020, we had mineral rights in the State of Wyoming . The carrying value of these mineral rights and properties are as follows:

	December 31,2020	December 31,2019
	US$thsd	US$thsd
Mineral Rights and Properties	179,742.4	178,505.5
Asset retirement obligation	3,975.3	8,014.1
Carrying value	183,717.7	186,519.6

Mineral property expenditure incurred were as follows:

	2020	2019
	US$thsd	US$thsd
Mineral Property Expenditures(1)	5,091.5	5,166.8
Revaluation of Asset retirement obligations	(2,768.2)	2,931.9
Total	2,323.3	8,098.7
(1)	In 2020 mineral property expenditure in the amount of $1,237 thousand (2019: $1,308 thousand) were capitalized as part of mineral rights and properties.

4	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	December 31, 2020 US$thsd			December 31, 2019 US$thsd
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Buildings	3,179.8	(655.8)	2,524.0	2,799.9	(574.3)	2,225.6
Equipment	9,980.1	(4,479.4)	5,500.7	9,980.1	(3,980.3)	5,999.8
Other	1,672.3	(1,598.3)	74.0	1,579.8	(1,563.2)	16.6
Total property, plant and equipment	14,832.2	(6,733.5)	8,098.7	14,359.8	(6,717.8)	8,242.0

5	RESTRICTED CASH

Restricted cash includes cash and cash equivalents and money market funds as collateral for various bonds posted in favor of applicable state regulatory agencies in Wyoming for estimated reclamation costs associated with our Antelope Project, Moore Ranch Project, Ludeman Project and Willow Creek Project. Restricted cash will be released upon completion of reclamation of a mineral property or restructuring of a surety and collateral arrangement.

	December 31, 2020	December 31, 2019
	US$thsd	US$thsd
Restricted cash, beginning of period	13,717.5	13,281.7
Interest received	35.8	435.8
Restricted cash, end of period	13,753.3	13,717.5

6	TRADE AND OTHER RECEIVABLES

	December 31, 2020	December 31, 2019
	US$thsd	US$thsd

Other receivables	53.1	295,8
Total account receivables	53.1	295,8

Financial Statements 11

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and 2019

7	PREPAID EXPENSES

	December 31, 2020	December 31, 2019
	US$thsd	US$thsd

Prepaid land claims	908.9	883.8
Prepaid insurance	461.8	642.7
Other	23.5	53.4
Total prepaid expenses	1,394.2	1,579.9

8	INVENTORIES

	December 31, 2020	December 31, 2019
	US$thsd	US$thsd
Finished uranium concentrates	-	1,858.1
Product inventory
Materials and supplies	249.4	247.2
Carrying inventories	249.4	2,105.3

As of December 31, 2020 and December 31, 2019 the Company presented $1,019.9 thousand of materials and supplies, which will not be used for more than 12 months as other non‐current assets.

9	OTHER ASSETS

	December 31, 2020	December 31, 2019
	US$thsd	US$thsd
Current assets
Available for sale securities	28.9	32.7
Consideration receivable (1)	-	5,658.0
Total current assets	28.9	5,690.7

Non-current assets
Right-of-use assets	607.5	667.3
Long-term inventories	1,091.3	1,115.5
Consideration receivable (1)	-	9,286.7
Total non-current assets	1,698.8	11,069.9

Total other assets	1,727.7	16,760.3

(1)

In 2015, the Company completed the sale of the US Conventional Assets, consisting of the Shootaring Canyon Mill (“Shootaring Mill”) in Utah and its conventional uranium exploration properties in Utah, Arizona and South Dakota, to Anfield. On September 14, 2016, the Company completed the sale of certain material mineral leases and claims in Wyoming to Anfield Energy Inc. (formerly Anfield Resources Inc. - “Anfield”). At the December 31, 2019 the outstanding amount of aggregate consideration was $14,944.7 thousand. As at December 31, 2020 the consideration receivable was fully impaired as non-collectable.

10	TRADE AND OTHER PAYABLES

	December 31, 2020	December 31, 2019
	US$thsd	US$thsd
Trade payables	393,8	209.5
Accruals	574.8	359.9
Other payable (1)	21,165.3	21,405.4
Total trade and other paybles	22,133.9	21,974.8

(1)

As at 31 December, 2020, other payables include payables for surety bonds issued for asset retirement obligations of the Company in the amount of $21,080.3 thousand (2019: $ 21,025.4 thousand) by Uranium One Inc, a related party.

Financial Statements 12

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and 2019

11	LONG-TERM DEBT FROM RELATED PARTY

	December 31, 2020	December 31, 2019
	US$thsd	US$thsd
Loan from Uranium One Inc.	29,727.4	23,342.5
	29,727.4	23,342.5
Current portion	-	-
Non-current portion	29,727.4	23,342.5
Total	29,727.4	23,342.5

(i) Loan from Uranium One Inc.

	2020	2019
	US$ thsd	US$ thsd
Opening balance	23,342.5	16,420.8
Drawdown	7,941.9	5,285.0
Interest accrued	2,104.9	1,636.7
Interest paid	(3,661.9)	-
	29,727.4	23,342.5
Less: current portion	-	-
Long term portion	29,727.4	23,342.5

On July 11, 2016, the Company issued the Delayed Draw Grid Promissory Note (hereinafter – “Note”) under which it is entitled to borrow up to $150 million from Uranium One Inc. at an interest rate per annum of the US Dollar LIBOR Swap Rate in effect for the advance date plus a spread of 6.00% up to July 11, 2026. The repayment date is no later than July 11, 2026. As at December 31, 2020 the Company’s aggregated loan amount is $29.7 million ($23.3 million as at December 31, 2019). No principal amount was repaid.

12	ASSET RETIREMENT OBLIGATION

A provision is made for close down, restoration and for environmental rehabilitation costs, which include the dismantling and demolition of infrastructure, removal of residual materials and remediation of disturbed areas, in the financial period when the related environmental disturbance occurs, based on the estimated future costs using information available at the balance sheet date.

The table below shows the movement in the provision:

	2020	2019
	US$thsd	US$thsd
Balance at January 1	17,872.0	14,998.5
Accrual	241.4	312.8
(Reduction) / increase	(2,768.2)	2,931.9
Reclass to other payables	(59.9)	-
Settlement	(4.5)	(371.2)
Balance at December 31	15,280.8	17,872.0

The estimated amounts and timing of cash flows and assumptions used for the asset retirement obligation (“ARO”) estimates are as follows:

	December 31, 2020 US$thsd	December 31, 2019 US$thsd
Assumptions:

Payable in years	12-23	13-24
Inflation rate	2.20%	2.37%
Discount rate	1.82%	1.99%

The provision for decommissioning of property, plant and equipment is sensitive to modifications in the underlying assumptions. Management has identified assumptions in the table above as key for which there could be a range of outcomes which may cause an increase/decrease in the provision for decommissioning of property, plant and equipment.

13	LEASE LIABILITIES

The Company has operating leases for corporate offices and a storage facility with a remaining term of 2.7 years and weighted average discount rate was 6.46% and a surface operating lease with a remaining term of 23.0 years and weighted average discount rate was 6.46% at December 31, 2020. Short-term leases, which have an initial term of 12 months or less, are not recorded on our Consolidated Balance Sheets.

Financial Statements 13

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and 2019

13	LEASE LIABILITIES (continued)

During 2020 and 2019 total lease expenses were as following:

	Year Ended
	December 31, 2020 US$thsd	December 31, 2019 US$thsd
Short-term lease liabilities	65.5	59.7
Long-term lease libilities	542.0	607.6

During 2020 and 2019, cash paid for amounts included in the measurement of operating lease liabilities totaled $99.8 thousand and $97.9 thousand, respectively.

Minimum future lease payments as at 31 December 2020 under operating leases with terms longer than one year are as follows:

US$thsd
2021	101.7
2022	103.7
2023	87.9
2024	36.0
2025	39.0
Thereafter	648.1
Total lease payments	1,016.4
Less: imputed interest	(408.9)
Present value of lease liabilities	607.5

Current lease liabilities are included in Other Current Liabilities, and non-current liabilities are included in Other Non-Current Liabilities in our Consolidated Balance Sheets.

14	STOCKHOLDER'S EQUITY

As of December 31, 2020 and 2019 the Company’s share capital consisted of 745 common shares with no par value. The value of the additional paid-in capital of Uranium One Americas, Inc. amounted to $285,944.0 thousand as of December 31, 2020 and 2019.

15	OTHER EXPENSE, NET

	2020	2019
	US$thsd	US$thsd
Impairment of financial assets (1)	(15,398.9)	-
Reversal of termination fee (2)	-	(606.4)
Other (expense) / income	(75.3)	592.0
Balance at December 31	(15,474.2)	(14.4)
(1)

At the December 31, 2020 the outstanding consideration on transactions on sales of US Conventional Assets and certain mineral leases and claims in Wyoming to Anfield was fully impaired as non-collectable.

(2)	In 2019 the Company wrote-off the termination fee receivable from Strata Energy Inc.

16	INCOME TAXES

At December 31, 2020, we had U.S. federal net operating loss carry-forwards of approximately $150.3 million, that may be available to reduce future years’ taxable income, subject to certain limitations.

We review the valuation allowance requirements on an annual basis based on projected future operations. When circumstances change resulting in a change in management’s judgement about the recoverability of deferred tax assets, the impact of the change on the valuation allowance will generally be reflected in current income.

Financial Statements 14

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and 2019

16	INCOME TAXES (continued)

A reconciliation of income tax computed at the federal and state statutory tax rates including the Company’s effective tax rate is as follows:

	Year Ended
	December 31, 2020 US$thsd	December 31, 2019 US$thsd
Federal income tax rate	21%	21%
State income tax rate, net of federal income tax effect	0%	0%
Total income tax rate	21%	21%

The actual income tax provisions differ from the expected amounts calculated by applying the combined federal and state corporate income tax rates to our loss before income taxes. The components of these differences are as follows:

	Year Ended
	December 31, 2020 US$thsd	December 31, 2019 US$thsd
Loss before income taxes	(23,673.5)	(8,124.3)
Tax rate	21%	21%
Expected tax recovery	(4,971.4)	(1, 706.1)

Permanent differences	(11.2)	1.7
Prior year true-up	309.9	-
Change in valuation allowance	4,672.7	1,704.4
Deferred tax expense (recovery)	-	-

The Company’s deferred tax assets (liabilities) are as follows:

	December 31,2020	December 31,2019
	US$thsd	US$thsd
Deferred tax assets (liabilities)
Mineral properties	(17,300.8)	(18,691.5)
Charitable Donation carry forwards	6.7	8.9
Marketable securities	208.7	202.8
Provisions	120.7	88.1
Consideration receivable	3,259.0	-
Capital leases	127.6	140.1
Interest carry forwards	687.6	354.0
Capital losses	12.9	12.9
Asset retirement obligations	3,209.0	3,753.1
Federal Loss carry forwards	31,566.2	31,356.5
State loss carry carry forwards	272.2	272.2
Valuation allowance	(22,169.8)	(17,497.1)
Deferred tax assets (liabilities)	-	-

As the criteria has not been met due to the uncertainty of realization, a valuation allowance of 100% has been recorded for the current and prior years. The Company has not determined whether the use of its losses is limited by section 382 of the US tax code for the current and prior years. The Company has not identified or recorded any liabilities in respect of uncertain tax positions. The Company’s US federal income tax returns after 2016 are open for examination. The Company's US state tax returns after 2015 are open for examination.

The Company’s U.S. federal net operating loss carry-forwards expire as follows:

US$thsd
December 31, 2021 to 2037	136,882.5
No expiry	13,432.5
150,315.0

The Company also has state losses of 6,962 thousand that expire between 2028 and 2035.

Financial Statements 15

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2020 and 2019

17	FAIR VALUE MEASUREMENT

Fair value accounting establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

●	Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities;
●

Level 2 Quoted prices in markets that are not active, quoted prices for similar assets or liabilities in active markets, quoted prices or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability and model-based valuation techniques for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

●	Level 3 Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The financial instruments, including cash and cash equivalents, term deposits, accounts payable and accrued liabilities and due to related party amounts, are carried at cost, which approximate their fair values due to the immediate or short-term maturity. Long-term debt is carried at amortized cost which approximates its fair value.

18	SUPPLEMENTAL CASH FLOW INFORMATION

On September 14, 2016, the Company completed the sale of certain mineral leases and claims in Wyoming to Anfield Resources Inc. The aggregate consideration payable was $6.6 million: $0.5 million was paid on the closing of the sale, and the remaining $6.1 million was payable in instalments from 2017 to 2020.  $1.1 million was received in 2018 and $0.1 million in 2019. The balance was fully impaired as non-collectable as at
December 31, 2020.

19	SUBSEQUENT EVENTS

On November 8, 2021 Uranium One Investments Inc. entered into an agreement to dispose of its 100% share in the Company to Uranium Energy Corporation.  The sale was completed on December 17, 2021, for total consideration of $128.5 million comprising three payments, subject to a final closing working capital adjustment.

Financial Statements 16